                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K/A
                                 AMENDMENT NO. 3

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 21, 2001
                ------------------------------------------------
                Date of Report (date of earliest event reported)


                                  e-MedSoft.com
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter



          Nevada                    1-15587                  84-1037630
---------------------------     ---------------     ---------------------------
State or Other Jurisdiction     Commission File     IRS Employer Identification
     of Incorporation                Number                   Number


          200 Brickstone Square, Suit 403, Andover, MA 01810
          -------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code



                                 (978) 323-2500
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

                                  INTRODUCTION

This Filing amends the Current Report on Form 8-K reporting financial statements, proforma financial information and exhibits related to the August 6, 2001 acquisition of Chartwell Diversified Services, Inc. ("Chartwell") by e-MedSoft.com ("e-MedSoft", "Med Diversified" or "the Company") which was previously filed by the Company on October 22, 2001. In that Report, the Company included in the audited financial statements of Chartwell and proforma financial information certain joint ventures of Chartwell on a consolidated basis.

On November 30, 2001 the company filed an amended report on Form 8-K indicating it had reevaluated the accounting policies utilized in the aforementioned financial information and statements and had determined that reporting financial information of certain joint ventures utilizing the equity basis of accounting more accurately reflected the financial position and results of operations of the Company in accordance with generally accepted accounting principles in the United States. In addition, the Company determined that the accounting for income taxes in the audited financial statements of Chartwell was not in accordance with accounting principles generally accepted in the United States.

The Company has provided revised consolidated financial statements of Chartwell as of and for the period from inception to December 31, 2000. The Company has disclosed herein the effects of these changes in accounting treatment in the presentation of proforma financial information for the year ended March 31, 2001 and as of and for the three months ended June 30, 2001.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL INFORMATION OF BUSINESSES ACQUIRED. The following consolidated financial statements for Chartwell Diversified Services Inc. as of and for the period from February 23, 2000 (date of inception) through December 31, 2000 and for the period ended June 30, 2001, are filed herewith:



                                      INDEX

                                                                PAGE
                                                                ----
     Financial Statements as of and for the period from February 23, 2000 (date of inception) through December 31, 2000, together With Report of Independent
Public Accountants:

  Report of Independent Public Accountants ..................     5

  Consolidated Balance Sheet - December 31, 2000.............   6-7

  Consolidated Statement of Operations for the period from
    February 23, 2000 (date of inception) through
    December 31, 2000 .......................................     8

  Consolidated Statements of Changes in Shareholders' Equity
    for the period From February 23, 2000 (date of inception)
    through December 31, 2000 ...............................     9

  Consolidated Statement of Cash Flows for the period from
    February 23, 2000 (date of inception) through
    December 31, 2000 ....................................... 10-11

  Notes to Consolidated Financial Statements for the period
    from February 23, 2000 (date of inception) through
    December 31, 2000 ....................................... 12-24

     (b) PRO FORMA FINANCIAL INFORMATION. Unaudited Pro Forma condensed Balance Sheet for the Company and Chartwell Diversified Services Inc. as of June 30, 2001 and the unaudited proforma condensed statement of operations for the year ended March 31, 2001 and the three months ended June 30, 2001 are filed herewith on pages 28 to 35.

     (c) EXHIBITS.

     Exhibit
     Number               Description                         Location
     -------              -----------                         --------
     10.16    Agreement and Plan of Merger and            Previously filed
              Reorganization dated August 6, 2001,
              among e-MedSoft.com, CDSI
              Acquisition Corporation and
              Chartwell Diversified Services Inc.

     10.17    Certificate of Designation of Series and    Previously filed
              Determination of Rights and Preferences
              for Series A Convertible Preferred Stock
              of e-MedSoft.com

     10.18    Form of Warrant Agreement                   Previously filed

     10.19    Executive Employment Agreement between      Previously filed
              Registrant and Frank P. Magliochetti, Jr.
              dated August 6, 2001

     10.20    Agreement and Plan of Merger among          Previously filed
              Chartwell Diversified Services and CDS
              Acquisition Corporation dated August 6,
              2001

     23       Consent of Independent Public               Previously filed
              Accountants

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       e-MedSoft.com



Dated: February 11, 2002                By: /s/ Frank P. Magliochetti
                                          -------------------------------
                                                  Chief Executive Officer

Dated: February 11, 2002                By: /s/ George A. Kuselias
                                          -------------------------------
                                                  Chief Financial Officer

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
   ---------------------------------------------------------------------------
                For the Period From Inception (February 23, 2000)
                              to December 31, 2000



                                    CONTENTS
                                    --------

                                                                                        PAGES
                                                                                        -----
Independent Auditors' Report..........................................................      5

Financial Statements

     Consolidated Balance Sheet.......................................................    6-7

     Consolidated Statement of Income.................................................      8

     Consolidated Statement of Changes in Stockholders' Deficiency....................      9

     Consolidated Statement of Cash Flows.............................................  10-11

     Notes to Financial Statements....................................................  12-24

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Chartwell Diversified Services, Inc.

We have audited the accompanying consolidated balance sheet of Chartwell Diversified Services, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2000, and the related consolidated statements of income, changes in stockholders' deficiency and cash flows for the period from inception
(February 23, 2000) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chartwell Diversified Services, Inc. and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the period from inception (February 23, 2000) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.




/s/ R.J. Gold & Company, P.C.


Needham, Massachusetts
July 27, 2001, except for elements in the notes that changed in connection with the revisions described in Note A, as to which the date is December 31, 2001.

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                -------------------------------------------------
                                December 31, 2000


                                     ASSETS
CURRENT ASSETS
   Cash and cash equivalents (Notes A and O)                                                    $  2,817,792
   Accounts receivable trade, net of allowance for
       doubtful accounts and contractual reserves
       of $1,752,520 (Notes A and O)                                                              16,803,798
   Accounts receivable other                                                                          11,947
   Due from affiliates (Note B)                                                                      531,330
   Due from related parties (Note B)                                                               4,889,784
   Note receivable (Note B)                                                                          175,625
   Inventories   (Note A)                                                                          1,818,811
   Prepaid expenses (Note C)                                                                         154,465
                                                                                              --------------
                TOTAL CURRENT ASSETS                                                              27,203,552
                                                                                              --------------
PROPERTY & EQUIPMENT, NET (Notes A and D)                                                          4,402,329
                                                                                              --------------

OTHER ASSETS
   Investment in unconsolidated subsidiaries (Notes A and E)                                       9,373,847
   Other assets (Note F)                                                                             647,996
   Intangible assets, net (Notes A and G)                                                            905,391
   Deferred income taxes (Note H)                                                                  1,065,566
                                                                                              --------------
                TOTAL OTHER ASSETS                                                                11,992,800
                                                                                              --------------
                TOTAL ASSETS                                                                    $ 43,598,681
                                                                                              ==============


                 The Accompanying Notes are an Integral Part of
                           These Financial Statements

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

         ---------------------------------------------------------------
                                December 31, 2000


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
   Current portion of long term debt (Note I)                                                  $   1,729,936
   Obligation under sales & service agreement (Note J)                                            10,282,204
   Current portion of capital lease obligation (Note K)                                               23,458
   Accounts payable and accrued expenses                                                          12,798,915
   Distribution payable                                                                               62,527
   Accrued income taxes                                                                            1,749,640
                                                                                              --------------
                TOTAL CURRENT LIABILITIES                                                         26,646,680
                                                                                              --------------
LONG TERM LIABILITIES
   Capital lease obligation (Note K)                                                                 312,483
   Long term debt (Note I)                                                                        27,866,166
                                                                                              --------------
                TOTAL LONG TERM LIABILITIES                                                       28,178,649
                                                                                              --------------
                TOTAL LIABILITIES                                                                 54,825,329
                                                                                              --------------
MINORITY INTEREST                                                                                    705,973
                                                                                              --------------
COMMITMENTS AND CONTINGENCIES (Notes M and P)                                                         -
                                                                                              --------------

STOCKHOLDERS' DEFICIENCY
   Common stock, par value $.01,
    authorized - 2,000,000 shares,
    issued and outstanding - 1,000,000 shares                                                         10,000
   Stock subscriptions receivable                                                                    (10,000)
   Excess of fair market value over acquired book value (Notes A and N)                          (13,262,744)
   Retained earnings                                                                               1,330,123
                                                                                              --------------
                TOTAL STOCKHOLDERS' DEFICIENCY                                                   (11,932,621)
                                                                                              --------------
                TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                 $  43,598,681
                                                                                               =============

                 The Accompanying Notes are an Integral Part of
                           These Financial Statements

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME
-------------------------------------------------------------------------------
                For the Period From Inception (February 23, 2000)
                              to December 31, 2000

Net revenues (Notes A, B and L)                                                                $  38,486,686
Cost of goods sold                                                                                 8,253,812
                                                                                             ---------------
                GROSS PROFIT                                                                      30,232,874
                                                                                             ---------------
OPERATING EXPENSES
   General and administrative expenses                                                            27,871,224
   Depreciation (Note A)                                                                             419,924
   Amortization                                                                                       22,020
                                                                                             ---------------
                TOTAL OPERATING EXPENSES                                                          28,313,168
                                                                                             ---------------
OPERATING INCOME                                                                                   1,919,706
                                                                                             ---------------

OTHER INCOME /(EXPENSES)
   Equity in earnings of unconsolidated subsidiaries                                               1,309,691
   Interest income                                                                                    38,544
   Interest expense                                                                               (1,186,854)
   Minority interest in income of consolidated subsidiary                                            (66,890)
                                                                                             ---------------
                TOTAL OTHER INCOME /(EXPENSES)                                                        94,491
                                                                                             ---------------
INCOME BEFORE INCOME TAXES                                                                         2,014,197
                                                                                             ---------------

INCOME TAXES (Notes A and H)
   Current                                                                                         1,749,640
   Deferred (benefit)                                                                             (1,065,566)
                                                                                             ---------------
                TOTAL INCOME TAXES                                                                   684,074
                                                                                             ---------------
NET INCOME                                                                                     $   1,330,123
                                                                                             ===============


                 The Accompanying Notes are an Integral Part of
                           These Financial Statements

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
  ---------------------------------------------------------------------------
                For the Period From Inception (February 23, 2000)
                              to December 31, 2000

                                                               EXCESS OF FAIR
                                                                 MARKET VALUE                         TOTAL
                                                 COMMON         OVER ACQUIRED         RETAINED        STOCKHOLDERS'
                                                 STOCK            BOOK VALUE          EARNINGS        DEFICIENCY
                                                 -----            ----------          --------        ----------
Balance at inception
 (February 23, 2000)                          $    -             $    -            $   -            $        -

Issuance of common stock                         10,000               -                -                   10,000

Stock subscriptions receivable                  (10,000)              -                -                  (10,000)

Excess of fair market value over
 acquired book value (Note N)                      -               (13,262,744)        -              (13,262,744)

Net income                                         -                  -               1,330,123         1,330,123
                                              -----------        --------------    ------------     --------------
Balance at December 31, 2000                  $    -             $ (13,262,744)    $  1,330,123     $ (11,932,621)
                                              ===========        =============     ============     ==============


                 The Accompanying Notes are an Integral Part of
                           These Financial Statements

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
  ----------------------------------------------------------------------------
                For the Period From Inception (February 23, 2000)
                              to December 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                                  $   1,330,123
   Adjustments to reconcile net income to net cash
     provided by operating activities
       Depreciation and amortization                                                                 441,944
       Bad debt expense                                                                              749,508
       Deferred taxes                                                                             (1,065,566)
       Minority interest                                                                              66,890
       Equity in earnings of unconsolidated subsidiaries                                          (1,309,691)
       Accrued interest on acquisition obligations                                                   992,436
       (Increase) decrease in assets:
           Accounts receivable                                                                   (14,605,867)
           Accounts receivable - other                                                                   270
           Inventory                                                                                (544,711)
           Prepaid expenses                                                                         (125,289)
           Other assets                                                                             (631,234)
       Increase (decrease) in liabilities:
           Accounts payable and accrued expenses                                                  10,714,479
           Distribution payable                                                                       62,527
           Accrued income taxes                                                                    1,749,640
                                                                                              --------------
                NET CASH USED IN OPERATING ACTIVITIES                                             (2,174,540)
                                                                                              ---------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                                               (666,779)
   Distribution from investee                                                                      1,025,000
                                                                                              --------------
                NET CASH PROVIDED BY INVESTING ACTIVITIES                                            358,221
                                                                                             ---------------


                 The Accompanying Notes are an Integral Part of
                           These Financial Statements

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

        ---------------------------------------------------------------
                For the Period From Inception (February 23, 2000)
                              to December 31, 2000

CASH FLOWS FROM FINANCING ACTIVITES
   Repayments of notes receivable                                                                     17,563
   Net advances from borrowings under factoring facility                                          10,282,204
   Repayment of acquisition indebtedness                                                            (583,334)
   Repayment of capital lease obligations                                                            (72,724)
   Cash acquired in acquisition of subsidiaries                                                      167,110
   Net repayments to related parties                                                              (5,059,170)
   Partnership distributions paid                                                                   (117,538)
                                                                                                -------------
                NET CASH PROVIDED BY FINANCING ACTIVITIES                                          4,634,111
                                                                                                ------------
                NET INCREASE IN CASH                                                               2,817,792

                CASH, BEGINNING OF PERIOD                                                            -
                                                                                                ------------
                CASH, END OF PERIOD                                                             $  2,817,792
                                                                                                ============


                 The Accompanying Notes are an Integral Part of
                           These Financial Statements

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   --------------------------------------------------------------------------
                                December 31, 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Chartwell Diversified Services Inc. ("CDSI") was incorporated on February 23, 2000 in the state of Delaware. Significant operations of CDSI commenced on August 1, 2000. CDSI owns 100% of Chartwell Management Company ("CMC"), Chartwell Caregivers Inc. ("CGI") and Chartwell Community Services ("CCS"). CDSI owns 99.5% of Chartwell Home Therapies L.P. ("CHT"). CHT owns interests that range from 45% to 80% in nine National Centers of Excellence ("NCOEs"). CHT consolidates the NCOE in which it owns 80% and the remaining eight NCOEs interests, in which it owns between 45% to 50%, are accounted for on the equity method of accounting.

RESTATEMENT

The accompanying consolidated financial statements have been restated from those previously issued, as follows:

         o Certain deferred income tax benefits of approximately $7,500,000 which had previously been included in income tax benefit on the statement of income have been accounted for in the accompanying consolidated financial statement in the excess of fair market value over acquired book value on the balance sheet. This deferred tax benefit arises from the business acquisitions of CCS and CGI from related parties (See Note N). The effect of the restatement was to decrease net income by approximately $7,500,000.

         o As originally issued, the financial statements included the accounts and transactions of eight entities in which CHT has ownership interests ranging from 45% to 50% as consolidated subsidiaries. During the period subsequent to the original issuance of the financial statements, management evaluated provisions of existing operational contracts and activities of the other owners of the eight entities partially owned by CHT and concluded that the equity method of accounting applies. Accordingly, these financial statements have been revised to account for these entities on the equity method of accounting. The restatement had the effect of decreasing current assets and current liabilities by approximately $25 million and $9 million, respectively, and net other non-current assets, excluding the investment in unconsolidated subsidiaries, decreased by approximately $5,100,000. Net revenues and expenses decreased by approximately $22 million, accordingly this change had no effect on net income.

The stockholders' deficiency was not changed as a result of this restatement.

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

     ----------------------------------------------------------------------
                                December 31, 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

NATURE OF BUSINESS

CDSI provides specialty healthcare services, including specialty pharmaceutical products and related services, infusion therapy, respiratory therapy, durable medical equipment and home care attendant services to more than 20,000 patients in 30 states. Through its national network of more than 40 locations, CDSI contracts with managed care organizations, third party payors, hospitals, state agencies, physicians and other referral sources to serve patients in their home, at local rehabilitation centers, through out patient networks aligned with hospitals and medical centers, and other non-hospital settings.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of CDSI, and CMC, CGI, CCS and CHT. Intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

CDSI classifies short-term highly liquid investments with maturities of three months or less at the date of purchase as cash equivalents.

INVENTORY

Inventory consists of pharmaceuticals and medical supplies held for resale and is stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, less accumulated depreciation. Major renewals and improvements are capitalized; repairs and maintenance are charged to expense. Depreciation is provided on the straight-line method over estimated useful lives of the assets ranging from three to five years. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the assets.

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
                                December 31, 2000


PROPERTY AND EQUIPMENT (continued)

Property and equipment of CDSI is evaluated for possible impairment in accordance with Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, whenever events or circumstances indicate that the assets' undiscounted expected future cash flows are not sufficient to recover their carrying amounts. If the carrying amount exceeds the expected future cash flows, CDSI measures the amount of impairment by comparing the asset to its fair value.

INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

CDSI, through its subsidiary CHT, has ownership interests ranging between 45% and 50% in eight NCOEs. These investments are accounted for on the equity method in the accompanying consolidated financial statements.

INTANGIBLE ASSETS

Intangible assets are amortized over their estimated useful life. Management has determined that the estimated life of intangible assets, which consists mainly of goodwill, is fifteen years and is being amortized using the straight-line method. The prospective application of Statement of Financial Accounting Standards No. 142, which will suspend the regular amortization of goodwill if it is not impaired, may have a material effect on the future financial position and results of operations.

NET REVENUES AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Revenues are recognized as services are rendered. Contractual allowances arise due to terms of certain reimbursement contracts that reduce revenues to the amount estimated to be reimbursed by commercial insurance providers, Medicare, Medicaid, and other third party payors. Such adjustments are recognized in the period the services are rendered. Differences in estimates recorded and actual reimbursements are reported in the period actual reimbursements are received.

An allowance for doubtful accounts is made for revenues estimated to be uncollectible and is adjusted periodically based upon management's evaluation of current economic conditions, historical collection experience, and other relevant factors which, in the opinion of management, deserve recognition in estimating such allowance.

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

   --------------------------------------------------------------------------
                                December 31, 2000


NOTE B - RELATED PARTY TRANSACTIONS

On September 1, 2000, CDSI purchased the assets of a home medical infusion company and an attendant care service company for $26,687,000 in notes payable and $2,850,000 in assumed liabilities from a related corporation ("Related Party"). CDSI and the Related Party have common stockholders.

On September 1, 2000, CDSI entered into a management services agreement with the Related Party noted above for the period beginning August 1, 2000. Under the agreement, CDSI provides management services for certain operating assets of the Related Party while negotiating the acquisition of those assets. The agreement is effective through the conclusion of acquisition negotiations. The agreement provides for compensation based upon the performance of the operating assets managed. CDSI earned a management service fee on branches acquired and unowned branches of $2,710,355 for the five-month period ended December 31, 2000 and is included in net revenues.

On September 1, 2000, CDSI entered into a service agreement with the Related Party above to provide collection of accounts receivable services from September 1, 2000 to January 31, 2001. The agreement requires a collection fee of 18% of the gross collections. CDSI earned a collection fee of $1,125,474 for the five-month period ended on December 31, 2000 and is included in net revenues. As of February 1, 2001, CDSI has entered into a new service agreement with the Related Party to continue providing collection services. The new agreement requires a collection fee of 26% of gross collections.

CDSI has non-interest bearing borrowings and advances with the Related Party above based on working capital needs. As of December 31, 2000, CDSI had a net receivable of $4,889,784 from the Related Party based on net advances/(borrowings).

On August 1, 1999, CHT entered into a note receivable with the Related Party in the amount of $175,625 for monies advanced on their behalf. The note accrues interest at a rate of 10% per annum. The note is due in twelve monthly installments of $14,635 commencing on May 1, 2000. As of December 31, 2000, no payments had been received on this note.

At December 31, 2000, CDSI is owed $531,330 from its unconsolidated subsidiaries for operating expenses paid on their behalf.

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

 ------------------------------------------------------------------------------
                                December 31, 2000

NOTE C - PREPAID EXPENSES

CDSI's prepaid expenses at December 31, 2000 consisted of the following:

   Prepaid insurance                                                                            $     75,923
   Prepaid software support                                                                           40,639
   Other prepaid expenses                                                                             37,903
                                                                                                ------------
                                                                                                $    154,465
                                                                                                ============

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31, 2000:

   Leasehold improvements                                                                       $    226,470
   Furniture and fixtures                                                                          1,105,456
   Equipment                                                                                       3,787,170
   Motor vehicles                                                                                    442,120
   Software                                                                                          295,820
                                                                                                ------------
                                                                                                   5,857,036

   Accumulated depreciation and amortization                                                       1,454,707
                                                                                                ------------
           Property and equipment, net                                                          $  4,402,329
                                                                                                ============


NOTE E - INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

Investments in unconsolidated subsidiaries in which CHT has ownership interests that range from 45% to 50% and are accounted for on the equity method.

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

   -------------------------------------------------------------------------
                                December 31, 2000


NOTE E - INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES (continued)

Investments carried at equity consist of the following at December 31, 2000:

   ENTITY                                                                                      PERCENT OWNED
   ------                                                                                      -------------
   Innova Home Therapies, LLC                                                                             50%
   Chartwell MW Indiana, LLC                                                                              50%
   Chartwell Michigan, LLC                                                                                50%
   Chartwell Northwest Home Care, LLC                                                                     50%
   Chartwell Rocky Mountain Region                                                                        50%
   Chartwell Midwest Wisconsin, LLC                                                                       50%
   Chartwell U.C. Davis, LLC                                                                              50%
   Chartwell Pennsylvania, LP                                                                             45%

Following is a summary of financial position and results of operations for all the unconsolidated subsidiaries:

   Total assets                                    $    30,368,018
                                                   ===============
   Owners' equity                                       20,430,710
                                                   ===============
   Net revenues                                         21,972,018
                                                   ===============
   Net income                                            2,749,663
                                                   ===============

NOTE F - OTHER ASSETS

CDSI's other assets at December 31, 2000 consisted of the following:

   Deposits                                                                   $      366,245
   Software licenses, net of amortization                                            281,751
                                                                             ---------------
                                                                              $      647,996
                                                                             ===============

NOTE G - INTANGIBLE ASSETS

CDSI's intangible assets at December 31, 2000 consisted of the following:

   Goodwill, net of accumulated amortization of $93,593                         $    897,391
   Trademark costs                                                                     8,000
                                                                             ---------------
                                                                                $    905,391
                                                                             ===============


              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
                                December 31, 2000


NOTE H - INCOME TAXES

CDSI and subsidiaries file consolidated tax returns. For the period from inception (February 23, 2000) to December 31, 2000, CDSI's income tax expense (benefit) consists of:

Current:
   State                                                            $   412,651
   Federal                                                            1,336,989
                                                                    -----------
                TOTAL                                               $ 1,749,640
                                                                    ===========

Deferred:
   State                                                            $  (251,313)
   Federal                                                             (814,253)
                                                                    -----------
                TOTAL                                               $(1,065,566)
                                                                    ===========

The effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

Deferred tax assets:
   Allowance for bad debts                                            $  289,426
   Depreciation                                                           71,794
   Accrued expenses                                                      332,943
   Tax adjustments from Pass-through entities                            371,403
                                                                      ----------
                TOTAL                                                 $1,065,566
                                                                      ==========

Realization of deferred tax assets, included those amounts arising from the acquisitions described in Note N, is dependent upon generating sufficient future taxable income against which its tax deduction for the amortization of goodwill can be offset. While it is expected that the full tax benefit from the recorded goodwill will be recognized, that expectation could change if estimates of future taxable income during the amortization period are reduced.


NOTE I - NOTES PAYABLE

CDSI has three various unsecured notes payable to the Related Party dated September 1, 2000 totaling $27,187,000. The notes are due in six monthly installments of interest only starting on April 1, 2001. The notes are payable in sixty monthly installments ranging from $116,272 to $313,937 starting on October 1, 2001. Interest accrues from the note date.

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

  ----------------------------------------------------------------------------
                                December 31, 2000


NOTE I - NOTES PAYABLE (continued)

Interest rates range from 9.00% to 12.98% per annum and is included in the monthly payments. The notes mature on September 1, 2006. CDSI has a right to offset against the payment of principal and interest all amounts either advanced
or paid on behalf of the Related Party.                                                         $ 28,179,435

CDSI has an unsecured, note payable to a vendor dated October 13, 2000 of
$2,000,000. The note is due in five weekly installments of $100,000 starting on October 14, 2000. The note continues with eighteen monthly payments of
$83,333 starting on December 13, 2000.
The note matures on May 1, 2002.                                                                   1,416,667
                                                                                               -------------

                TOTAL NOTES PAYABLE                                                               29,596,102

                LESS: CURRENT PORTION OF LONG-TERM DEBT                                           (1,729,936)
                                                                                               --------------
                TOTAL LONG-TERM DEBT AT DECEMBER 31, 2000                                      $  27,866,166
                                                                                               =============

Scheduled debt maturities for each of the next five years is as follows:

                2001                                          $1,729,936
                2002                                           5,082,700
                2003                                           5,198,944
                2004                                           5,794,965
                2005                                           6,461,825


NOTE J - OBLIGATIONS UNDER SALES AND SERVICES AGREEMENT

Certain subsidiaries of CDSI entered into a sales and servicing agreement with a corporation under common ownership ("Corporation"). Under the agreement, the Corporation agrees to purchase CDSI's subsidiaries accounts receivable and CDSI agrees to perform certain servicing, administrating and collection functions relating to the purchased receivables.

The Corporation agrees to fund the subsidiaries the net value of the purchased receivables less 3% and any amount, if any, by which the amount in the seller credit reserve account is less than the specific credit reserve balance. The Corporation agrees to purchase receivables up to the purchase commitments of $10,500,000 and $27,000,000, respectively, for two of CDSI's subsidiaries. CDSI had a net outstanding payable of $10,282,204 at December 31, 2000.

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
                                December 31, 2000


NOTE K - CAPITAL LEASES

CDSI has various capital leases for motor vehicles and computer equipment expiring in various years through 2004. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over the shorter of their related lease terms or their estimated productive lives. Included in property and equipment are assets under capital leases of $345,576 and accumulated amortization of $38,398 at December 31, 2000. Amortization of assets under capital leases is included in depreciation expense.

Minimum future lease payments under capital leases as of December 31, 2000 for the next four calendar years and in the aggregate are:

                 Year Ended                                             Amount
                   2001                                               $ 201,182
                   2002                                                  64,230
                   2003                                                  58,434
                   2004                                                  33,235
                                                                      ---------
                   Total minimum lease payments                         357,081

                   Less: Interest portion                               (21,140)
                                                                      ---------
                   Total obligations under capital leases             $ 335,941
                                                                      =========

The leases are payable in monthly installments ranging from $134 to $2,089. Interest rates on capital leases vary from 5.25% to 20.93% and are imputed based on the lower of CDSI's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.


NOTE L - NET REVENUES

Net revenues are reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, as follows:

Gross billings                                                                                $   67,918,699
Less:  Contractual adjustments and bad debts                                                      29,432,013
                                                                                              --------------
Net revenues                                                                                  $   38,486,686
                                                                                              ==============

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

 -----------------------------------------------------------------------------
                                December 31, 2000


NOTE L - NET REVENUES (continued)

CDSI's operating units include infusion therapy, respiratory therapy, durable medical equipment and home care attendant services. The business segments have agreements with third-party payors, such as Medicare, Medicaid, certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations. The basis for payment to CDSI under these agreements and doubtful accounts is based upon these agreements and upon CDSI's collection experience. CDSI's revenue by significant third-party payors is as follows:

                                                                        IV/RT-HME            ATTENDANT CARE
                                                                        ---------            --------------
   Medicare                                                                14.60%                        -
   Medicaid                                                                 7.20%                   100.00%
   Blue Cross & Private                                                    51.00%                        -
   Other                                                                   27.20%                        -
                                                                         -------                 ----------
                                                                          100.00%                   100.00%
                                                                          ======                 ==========

NOTE M - OPERATING LEASES

CDSI leases various operating facilities and office equipment under non-cancelable operating leases expiring in various years through 2006. Rent expense was $828,421 for the period from inception (February 23, 2000) to December 31, 2000. Minimum future rental payments under non-cancelable operating leases as of December 31, 2000 for each of the next five calendar years and in the aggregate are:

       2001                                              $  2,013,073
       2002                                                 1,878,430
       2003                                                 1,662,092
       2004                                                 1,302,987
       2005                                                   522,688
       Thereafter                                              16,000
                                                         ------------
                TOTAL                                    $  7,395,270
                                                         ============

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

  ----------------------------------------------------------------------------
                                December 31, 2000


NOTE N - ACQUISITIONS

The following is a summary of the acquisitions of CDSI during the period from inception (February 23, 2000) to December 31, 2000. Because the acquisitions were from entities with similar ownership as CDSI, the acquisitions have been accounted for in a manner similar to a pooling of interests, and accordingly, the acquired assets and liabilities assumed have been recorded in the accompanying consolidated financial statements at their historical book values at the acquisition date (fair value for income tax purposes), and the excess of the amount paid over historical book value has been reflected in stockholders' deficiency at December 31, 2000. The accompanying consolidated statement of income reflects the operations of the companies acquired from their respective dates of acquisition.

         a. Effective September 1, 2000, CDSI purchased the assets of CCS from a Related Party at the appraised fair market value for a note payable of $8,750,000 and assumed liabilities of $426,569. The excess of the purchase price over the book value of the assets acquired amounted to $8,802,765.

         b. Effective September 1, 2000, CDSI purchased the assets of CGI from a Related Party at the appraised fair market value for a note payable of $12,937,000 and assumed liabilities of $698,420. The excess of the purchase price over the book value of the assets acquired amounted to $9,296,634.

         c. Effective September 1, 2000, CDSI purchased a 99.5% partnership interest in CHT from a Related Party at the appraised fair market value for a note payable of $5,500,000 and assumed liabilities of $2,350,000. The excess of book value over purchase price of the partnership interest acquired amounted to $4,836,555.

These transactions resulted in deferred tax assets totaling approximately $7,500,000 because the Company will record the assets at their fair market value including corresponding goodwill of approximately $18,100,000 for tax reporting purposes. These deferred tax assets along with the related tax benefits have been included in the excess of fair market value over acquired book value (see Note A).

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

  ---------------------------------------------------------------------------
                                December 31, 2000


NOTE O - CONCENTRATION OF CREDIT RISK

Concentration of credit risk with respect to trade receivables is limited due to the large number of customers comprising CDSI's customer base. CDSI generally does not require collateral or other security when extending credit to patients; however, CDSI routinely obtains assignments of (or is otherwise entitled to receive) benefits receivable under the health insurance programs, plans, or policies of patients (i.e., commercial insurance providers, Medicare, and Medicaid). A significant portion of CDSI's trade receivables are assignments from Medicaid and Blue Cross.

Financial instruments that potentially subject CDSI to significant concentrations of credit risk consist principally of cash and accounts receivable. At various times throughout the year, CDSI had bank funds above the federally insured limits. At December 31, 2001, the uninsured amounts totaled $3,543,228.


NOTE P - CONTINGENCIES

CDSI is a defendant in several lawsuits and claims brought by a competitor, supplier, customer and two employees. Aggregate damages sought are approximately $7,000,000. Outside counsel has advised that each case is at such an early stage that they cannot offer any opinion as to the probable outcome of any case.

CDSI believes the suits are without merit and intends to vigorously defend its position and accordingly, no provision for any estimated loss is reflected in the accompanying financial statements.


NOTE Q - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Non cash transactions:

On September 1, 2000, CDSI acquired three subsidiaries (Note N). In connection with these acquisitions, liabilities were assumed as follows:

   Fair market value of assets acquired (which
    includes cash of $167,110)                                                                  $ 29,537,000

   Less: cash paid                                                                                    -
                                                                                                ------------
   Liabilities assumed (which includes acquisition
    notes payable of $27,187,000)                                                               $ 29,537,000
                                                                                                ============

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
                                December 31, 2000


NOTE Q - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (Continued)

In accordance with the terms of the notes payable to the Related Party (Note I), CDSI incurred interest expense of $993,436.

Cash paid during the period for:

Interest                                                                $194,478
                                                                        ========
Income taxes                                                            $   --
                                                                        ========

NOTE R - SUBSEQUENT EVENTS

E-MEDSOFT.COM MERGER

On May 14, 2001, e-MedSoft.com ("e-MedSoft") announced the execution of an Agreement and Plan of Merger and Reorganization with CDSI which agreement was restated in its entirety on June 4, 2001. Pursuant to this merger, all of the outstanding shares of CDSI shall be converted solely at e-MedSoft's option (i) either into 50.0 million shares of e-MedSoft's common stock or $90 million cash and (ii) warrants to purchase 20.0 million shares of e-MedSoft's common stock at the exchange ratio specified in the Merger Agreement. The warrants will have a term of five years at an initial exercise price of $4.00 per share. The warrants may be exercised up to 4.0 million shares per year. If the merger is completed, e-MedSoft anticipates the stockholders of CDSI will own up to 34 percent of their common stock.

As of May 4, 2001, CMC, in its mission to develop and invest in synergistic business opportunities, paid to Horizon Quest Inc., $375,000 for the right of first refusal, to acquire any business formations of Horizon Quest, Inc., that are to be sold, merged or dissolved.

As of May 9, 2001, CMC made an equity investment of $100,100 for a 1.5% ownership in Net Health Systems, Inc., a web-enabled Wound Care Management Company.

             CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
  ---------------------------------------------------------------------------
             For the Period January 1, 2001 to June 30, 2001 and
              For the Period From Inception (February 23, 2000)
                              to June 30, 2000



                                   CONTENTS

                                                                                 Pages
                                                                                 -----
Financial Statements

  Consolidated Balance Sheets as of June 30, 2001 and 2000 (unaudited)             26

  Consolidated Statements of Operations for the six months ended June 30, 2001
  And the period from inception (February 23, 2000) to June 30, 2000 (unaudited)   27

  Consolidated Statements of Cash Flows for the six months ended June 30, 2001
  And the period from inception (February 23, 2000) to June 30, 2000 (unaudited)   28

  Notes to Financial Statements                                                    29

               CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

                            CONSOLIDATED BALANCE SHEET
                -------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                         June 30, 2001        June 30, 2000
                                                          (Unaudited)           (Unaudited)
-----------------------------------------------------------------------------------------------
ASSETS
-----------------------------------------------------------------------------------------------
Cash and Cash Equivalents                                $  1,307,000            $808,000
-----------------------------------------------------------------------------------------------
Accounts Receivable, net                                   22,611,000
-----------------------------------------------------------------------------------------------
Other Receivables                                           7,123,000
-----------------------------------------------------------------------------------------------
Inventory                                                   1,615,000
-----------------------------------------------------------------------------------------------
Investment in non-consolidated subsidiaries                 9,681,000
-----------------------------------------------------------------------------------------------
Other Current Assets                                          166,000
-----------------------------------------------------------------------------------------------
Total Current Assets                                       42,503,000             808,000
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Long-Term Assets:
-----------------------------------------------------------------------------------------------
Property, Plant and Fixtures, net                           4,002,000
-----------------------------------------------------------------------------------------------
Intangible Assets                                               8,000
-----------------------------------------------------------------------------------------------
Other Assets                                                2,111,000
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
TOTAL ASSETS                                             $ 48,624,000            $808,000
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
-----------------------------------------------------------------------------------------------
Current Liabilities:
-----------------------------------------------------------------------------------------------
Accounts payable                                         $ 12,187,000
-----------------------------------------------------------------------------------------------
Accrued liabilities                                         1,070,000
-----------------------------------------------------------------------------------------------
Related party payable                                                             807,000
-----------------------------------------------------------------------------------------------
Current maturities of long-term debt and capital leases    17,246,000
-----------------------------------------------------------------------------------------------
Total Current Liabilities                                  30,503,000             807,000
-----------------------------------------------------------------------------------------------
Long term debt                                             30,067,000
-----------------------------------------------------------------------------------------------
Other Liabilities
-----------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                          60,570,000             807,000
-----------------------------------------------------------------------------------------------
Minority Interest                                             635,000
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Common Stock                                                   10,000              10,000
-----------------------------------------------------------------------------------------------
Stock Subscriptions                                                               (10,000)
-----------------------------------------------------------------------------------------------
Retained Earnings - Excess FMV over Historical Cost       (13,263,000)
-----------------------------------------------------------------------------------------------
Retained Earnings (Accumulated Deficit)                       672,000               1,000
-----------------------------------------------------------------------------------------------
TOTAL EQUITY (Deficit)                                    (12,581,000)              1,000
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (Deficit)     $ 48,624,000            $808,000
-----------------------------------------------------------------------------------------------

             CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENT OF OPERATIONS
          ----------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                          Six Months ended       February 23, 2000
                                                            June 30, 2001       (Date of Inception)
                                                             (Unaudited)       through June 30, 2000
                                                                                    (Unaudited)
----------------------------------------------------------------------------------------------------
Net Sales                                                   $54,428,000
----------------------------------------------------------------------------------------------------
Costs and Expenses
----------------------------------------------------------------------------------------------------
 Cost of Sales                                               32,488,000
----------------------------------------------------------------------------------------------------
 General and Administrative Expenses                         21,772,000
----------------------------------------------------------------------------------------------------
 Depreciation and Amortization                                  650,000
----------------------------------------------------------------------------------------------------
Total Costs and Expenses                                     54,910,000
----------------------------------------------------------------------------------------------------
Income (Loss) from operations                                  (482,000)
----------------------------------------------------------------------------------------------------
Interest and Other Expenses                                   2,547,000                 (1,000)
----------------------------------------------------------------------------------------------------
Equity in earnings of non-consolidated subsidiaries           1,710,000
----------------------------------------------------------------------------------------------------
Income (Loss) before Income Taxes and Minority Interest      (1,319,000)                 1,000
----------------------------------------------------------------------------------------------------
Income Tax Expense (Benefit)                                   (680,000)
----------------------------------------------------------------------------------------------------
Minority Interest, net                                           19,000
----------------------------------------------------------------------------------------------------
Net Income (Loss)                                           $  (658,000)               $ 1,000
----------------------------------------------------------------------------------------------------

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
           ----------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                       Six Months ended       February 23, 2000
                                                        June 30, 2001        (Date of Inception)
                                                         (Unaudited)        through June 30, 2000
                                                                                 (Unaudited)
------------------------------------------------------------------------------------------------
CASH PROVIDED (USED) IN OPERATING ACTIVITIES            $  (6,843,000)                $  1,000
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------------------------------------------------------------------
Purchase of property and equipment                           (250,000)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                            (250,000)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITES
------------------------------------------------------------------------------------------------
Net advances (to) from related corporation                 (1,527,000)                 807,000
------------------------------------------------------------------------------------------------
Net advances from borrowings under factoring facility       7,658,000
------------------------------------------------------------------------------------------------
Repayment of acquisition and other indebtedness              (549,000)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                       5,583,000                  807,000
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                            (1,511,000)                 808,000
------------------------------------------------------------------------------------------------
CASH, BEGINNING OF PERIOD                                   2,818,000                        0
------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                                     $   1,307,000                 $808,000
------------------------------------------------------------------------------------------------

              CHARTWELL DIVERSIFIED SERVICES INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
   --------------------------------------------------------------------------
                                  June 30, 2001

Chartwell Diversified Services Inc. ("CDSI") was incorporated on February 23, 2000 in the state of Delaware, significant operations commenced on August 1, 2000. CDSI provides specialty healthcare services, including specialty pharmaceutical products and related services, infusion therapy, respiratory therapy, durable medical equipment and home care attendant services to more than 20,000 patients in 30 states. Through its national network of more than 40 locations, CDSI contracts with managed care organizations, third party payors, hospitals, state agencies, physicians and other referral sources to serve patients in their home, at local rehabilitation centers, through out patient networks aligned with hospitals and medical centers, and other non-hospital settings. CDSI owns 100% of Chartwell Management Company ("CMC"), Chartwell Caregivers Inc. ("CGI") and Chartwell Community Services ("CCS"). CDSI owns 99.5% of Chartwell Home Therapies L.P. ("CHT"). CHT owns interests that range from 45% to 80% in nine entities.

The consolidated condensed financial statements included herein have been prepared by CDSI without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the consolidated financial statements prepared based on accounting principles generally accepted in the United States of America have been condensed or omitted as allowed by such rules and regulations, and CDSI believes that the disclosures are adequate to make the information presented not misleading. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the entire fiscal year.

     (b) PRO FORMA FINANCIAL INFORMATION.

     UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

     The following unaudited pro forma combined condensed financial statements are derived from the historical financial statements of e-MedSoft.com ("e-MedSoft" or "the Company") and Chartwell Diversified Services, Inc. ("Chartwell") and give effect to the acquisition of Chartwell Diversified Services, Inc. (the "Chartwell Acquisition") by the registrant on August 6, 2001. The unaudited pro forma condensed combined balance sheet as of June 30, 2001 and the unaudited pro forma combined statements of operations for the three months ended June 30, 2001 and the year ended March 31, 2001 reflect the Chartwell Acquisition as if it had occurred on June 30, 2001 for the unaudited pro forma condensed combined balance sheet and at the beginning of each period for the unaudited pro forma combined statements of operations. The unaudited pro forma combined condensed balance sheet and statements of operations do not purport to be indicative of the results that would actually have been obtained if the combination had been in effect on the dates indicated, or that may be obtained in the future. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of e-MedSoft.com and Chartwell Diversified Services, Inc., together with the related notes thereto.

e-MedSoft.com
Unaudited Proforma Combined Balance Sheet
June 30, 2001

------------------------------- -------------- --------------- ----------------- ---------------- --------------
                                                  Chartwell
                                                 Diversified                                          Proforma
                                 e-Medsoft.com  Services Inc.      Proforma         Adjustments       Combined
                                     (5)            (5)               DR                CR           (unaudited)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
ASSETS
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Cash and Cash Equivalents         $ 2,288,000     $ 1,307,000                                        $ 3,595,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Accounts Receivable, net            7,926,000      22,611,000                                         30,537,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Other Receivables                     298,000       7,123,000                                          7,421,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Inventory                           4,355,000       1,615,000                                          5,970,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Investment in non-consolidated
  subsidiaries                                      9,681,000                                          9,681,000
----------------------------------------------------------------------------------------------------------------
Other Current Assets                  488,000         166,000                                            653,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Total Current Assets               15,355,000      42,503,000                                         57,858,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Long-Term Assets:
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Property, Plant and Fixtures,
  net                               4,998,000       4,002,000                                          9,000,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Goodwill, net                      11,001,000                     83,485,000(2)                       94,486,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Deferred Software, Net             10,651,000                                                         10,651,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Intangible Assets                   5,258,000           8,000                                          5,266,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Assets of Discontinued              5,702,000                                                          5,702,000
Operations
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Other Assets                        3,712,000       2,111,000                        1,066,000(2)      4,757,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
------------------------------- -------------- --------------- ----------------- ---------------- --------------
TOTAL ASSETS                      $56,677,000     $48,624,000     83,485,000         1,066,000      $187,721,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
------------------------------- -------------- --------------- ----------------- ---------------- --------------

LIABILITIES AND SHAREHOLDERS'
EQUITY
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Current Liabilities:
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Line of Credit
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Accounts payable                 $ 14,366,000    $  4,967,000                                     $  19,333,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Accrued liabilities                 8,097,000       8,290,000                          334,000(2)    16,721,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Related party payable               8,818,000                                                         8,818,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Other current liabilities -        11,292,000              --                                        11,292,000
Discontinued Operations
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Current maturities of               2,755,000      17,246,000                                        20,001,000
long-term debt, capital
leases and sales and
subservicing agreement
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Total Current Liabilities          45,328,000      30,503,000                          334,000       76,165,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Long term debt                      6,076,000      30,067,000                                        36,143,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Other Liabilities                     867,000                                                           867,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Long term debt and lease            2,579,000                                                         2,579,000
commitments form Discontinued
Operations
------------------------------- -------------- --------------- ----------------- ---------------- --------------
TOTAL LIABILITIES                  54,850,000      60,570,000                          334,000      115,754,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Minority Interest                   7,351,000         635,000                                         7,986,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Deferred Revenue                    1,012,000                                                         1,012,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Preferred Stock                                                                     68,503,000(4)    68,503,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Common Stock                           80,000          10,000           10,000(3)        5,000(6)        85,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Additional Paid in Capital        309,465,000                                        6,195,000(6)   316,661,000
                                                                                     1,001,000(2)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Deferred Charges                   (4,616,000)                                                       (4,616,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Stock Subscriptions                (4,590,000)                                                       (4,590,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Retained Earnings - Excess
FMV over Historical Cost                          (13,263,000)                      13,263,000(3)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Retained Earnings                (305,938,000)        672,000          672,000(3)                  (312,138,000)
(Accumulated Deficit)                                                6,200,000(6)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Treasury Shares at Cost              (937,000)                                                         (937,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
TOTAL EQUITY (Deficit)             (6,536,000)    (12,581,000)       6,882,000      88,967,000       62,968,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
------------------------------- -------------- --------------- ----------------- ---------------- --------------
TOTAL LIABILITIES AND           $  56,677,000    $ 48,624,000        6,882,000      89,302,000    $ 187,721,000
SHAREHOLDERS' EQUITY (Deficit)
------------------------------- -------------- --------------- ----------------- ---------------- --------------

e-MedSoft.com
Unaudited Proforma Combined Statement of Operations
For the Fiscal Year Ended March 31, 2001
------------------------------- -------------- --------------- ----------------- ---------------- --------------
------------------------------- -------------- --------------- ----------------- ---------------- --------------
                                                   Chartwell
                                                 Diversified                                          Proforma
                                 e-Medsoft.com  Services Inc.      Proforma         Adjustments       Combined
                                     (5)            (5)               DR                CR           (unaudited)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Net Sales                       $  87,997,000     $65,832,000                                     $ 153,829,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Costs and Expenses
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Cost of Sales                      63,200,000      23,891,000                                        87,091,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Research and Development            7,267,000                                                         7,267,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Sales and Marketing                 8,255,000                                                         8,255,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
General and Administrative
Expenses                           55,909,000      40,109,000          200,000(6)                    96,218,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Non Cash Compensation                                                6,200,000(6)                     6,200,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Depreciation and Amortization       9,988,000         736,000        8,348,000(2)                    19,074,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Restructuring, Impairment and
Other Costs                       202,660,000                                                       202,660,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Total Costs and Expenses          347,279,000      64,736,000       14,748,000                      426,764,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Income (Loss) from operations    (259,282,000)      1,096,000       14,748,000                     (272,935,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Equity in (earnings) loss from
Non-consolidation subsidiaries        --             (835,000)                                         (835,000)
----------------------------------------------------------------------------------------------------------------
Interest and Other Expenses         1,138,000         171,000       14,005,000(4)                    15,314,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Income (Loss) before Income
Taxes and Minority Interest      (260,420,000)      1,760,000       28,753,000                     (287,413,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Income Tax Expense                          0         842,000                          842,000(7)             0
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Minority Interest, net             (1,603,000)         68,000                                        (1,535,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Net Income (Loss) from
continuing operations            (258,817,000)        850,000       28,753,000         842,000     (285,878,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Net Loss from discontinued
operations                        (16,435,000)                                                      (16,435,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Net Income (Loss)               $(275,252,000)    $   850,000      $28,753,000         842,000    $(302,313,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Net Loss from continuing
operations per share                   ($3.25)                                                           ($2.12)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Net Loss per share from
discontinued operations                ($0.21)                                                           ($0.12)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Weighted average shares
outstanding                        79,586,642                       55,000,000                      134,586,642
------------------------------- -------------- --------------- ----------------- ---------------- --------------

e-MedSoft.com
Unaudited Proforma Combined Statement of Operations
For the Three Months Ended June 30, 2001
------------------------------- -------------- --------------- ----------------- ---------------- --------------
------------------------------- -------------- --------------- ----------------- ---------------- --------------
                                                  Chartwell
                                                 Diversified                                          Proforma
                                 e-Medsoft.com  Services Inc.      Proforma         Adjustments       Combined
                                     (5)            (5)               DR                CR           (unaudited)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Net Sales                        $ 24,174,000     $27,083,000                                       $ 51,257,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Costs and Expenses
------------------------------- -------------- --------------- ----------------- ---------------- --------------
 Cost of Sales                     17,859,000      10,819,000                                         28,678,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
 Research and Development             692,000                                                            692,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
 Sales and Marketing                3,502,000                                                          3,502,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
 General and Administrative        18,569,000      15,566,000          50,000(6)                      34,185,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
 Non Cash Compensation                                              6,200,000(6)                       6,200,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
 Other Costs                          135,000                                                            135,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
 Depreciation and Amortization        853,000         355,000       2,087,000(2)                       3,295,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Total Costs and Expenses           41,610,000      26,741,000       8,337,000                         76,688,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Income (Loss) from operations     (17,436,000)        342,000       8,337,000                        (25,431,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Equity in (Income) loss from
non-consolidated subsidiaries           --           (895,000)                                          (895,000)
----------------------------------------------------------------------------------------------------------------
Interest and Other Expenses           317,000       2,236,000       3,501,000(4)                       6,054,000
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Income (Loss) before Income
Taxes, Extraordinary Items
and Minority Interest             (17,753,000)       (999,000)     11,838,000                        (30,590,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Income Tax Expense                          0        (800,000)        800,000(7)                               0
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Minority Interest, net               (201,000)         17,000                                           (184,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Net Income(Loss) from
continuing operations             (17,552,000)       (216,000)     12,638,000                        (30,406,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Net Loss from discontinued
operations                         (3,034,000)                                                        (3,034,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Net Loss                         $(20,586,000)    $  (216,000)     12,638,000                        (33,440,000)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Net Loss per share from
continuing operations                  ($0.22)                                                            ($0.23)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Net Loss per share from
discontinued operation                 ($0.04)                                                            ($0.02)
------------------------------- -------------- --------------- ----------------- ---------------- --------------
Weighted average shares
outstanding                        79,796,124                      55,000,000                        134,796,124
------------------------------- -------------- --------------- ----------------- ---------------- --------------

                        NOTES TO THE UNAUDITED PRO FORMA
          COMBINED CONDENSED BALANCE SHEET AND STATEMENTS OF OPERATIONS

GENERAL

     1. The adjustments included in the unaudited pro forma combined condensed balance sheet and statements of operations are based upon currently available information and upon certain assumptions that e-Medsoft.com (now doing business as Med Diversified Inc.) management believes are reasonable. The Company accounted for the Chartwell Diversified Services, Inc. (Chartwell) Acquisition as a purchase of Chartwell by e-Medsoft.com. Accordingly, Chartwell's assets and liabilities were recorded at their initial estimated fair market value, less certain adjustments, as of the date of the Chartwell Acquisition. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected herein.

     2. The following table details the allocation of the Chartwell purchase price:

         Purchase price - Preferred Stock               $ 67,825,000
         Purchase price - Warrants                         1,001,000
         Acquisition costs                                   678,000
                                                        ------------
         Adjusted purchase price                          69,504,000

         Add:  Net liabilities assumed in
               Acquisition                                13,981,000
                                                        ------------
         Goodwill                                       $ 83,485,000
                                                        ============

     The purchase price in connection with this acquisition represents the value of 500,000 shares of the Company's Series A preferred stock issued plus warrants to purchase an aggregate of 20,000,000 shares of the Company's common stock at $4.00 per share. If by February 8, 2003, a majority of the Company's shareholders do not approve the issuance of the 70,000,000 shares and if the shares are not registered for resale, the holders of the Preferred Stock may require the Company to redeem the Preferred Stock and the Warrants for an aggregate redemption price of $90,000,000.

     The allocation of the purchase price of Chartwell is preliminary and will be finalized upon completion of asset valuations. In addition, e-Medsoft.com is still evaluating certain obligations of Chartwell prior to the acquisition and further adjustments to the preliminary purchase price may result.

     Goodwill is amortized on a pro forma basis over a ten year life. In accordance with Statement of Financial Accounting Standards 141 and 142, the goodwill arising from this transaction will not be amortized but will be subject annual analysis for impairment.

     3. Reflects the elimination of Chartwell's historical shareholders' equity balance.

     4. Reflects the inclusion of preferred stock and associated interest to fund the Chartwell aquisition.

     5. The unaudited combined pro forma statement of operations include e-MedSoft.com audited operations for the year ended March 31, 2001 that were derived from e-MedSoft.com's audited March 31, 2001 consolidated financial statements. The statement of operations for Chartwell Diversified Services Inc. included in the pro forma is for the period from inception (February 25, 2000) to December 31, 2000 that were derived from CDSI's audited December 31, 2000 financial statements.

     6. Reflects the inclusion of compensation expense associated with management contracts.

     7. Reflects the adjustment removing income tax assets, benefit or expense.